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                                                                       EXHIBIT 5




                                July 29, 1996

Youth Services International, Inc.
2 Park Center Court, Suite 200
Owings Mills, Maryland 21117

Gentlemen:

        In connection with the registration for resale under the Securities Act of 1933 (the "Act") of the Exchange Offer Debentures issued as part of the 7% Convertible Subordinated Debentures Due 2006 issued by Youth Services International, Inc., a Maryland corporation (the "Company"), and up to 2,582,197 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company issuable upon conversion of the Exchange Offer Debentures and the Restricted Debentures, we have examined such corporate records, certificates and documents as we deemed necessary for the purpose of rendering this opinion. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the registration statement covering the securities the subject of this opinion.

        Based on the foregoing, we are of the opinion that the Exchange Offer Debentures will, when sold, be a binding obligation of the Company, and the Common Stock issuable upon conversion of the Exchange Offer Debentures and the Restricted Debentures have been duly and validly authorized and, when issued upon the terms set forth in the Exchange Offer Debentures and the Restricted Debentures, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the registration statement covering the securities the subject of this opinion.
In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

                                              Very truly yours,

                                              Miles & Stockbridge,
                                              a Professional Corporation

                                              By: /s/ MARK S. DEMILIO
                                                 --------------------------
                                                  Principal


/rdc